                                                                    EXHIBIT 99.1

[NEXELL THERAPEUTICS INC.                               Nexell Therapeutics Inc.
   LOGO APPEARS HERE]                                   9 Parker
                                                        Irvine, California
                                                        92618 1605
                                                        t.949 470 9011
                                                        f.949 586 2420
                                                        www.nexellinc.com




FOR IMMEDIATE RELEASE
---------------------
                                           Contact:     Tad Heitmann
                                                        Nexell Therapeutics Inc.
                                                        949-470-6516


                  NEXELL THERAPEUTICS ANNOUNCES PROMOTION OF
                WILLIAM A. ALBRIGHT, JR., TO PRESIDENT AND COO

                L. William McIntosh Will Leave Management Team

IRVINE, CA - July 12, 2000 - Nexell Therapeutics Inc. (NASDAQ:NEXL), one of the world's leading suppliers of therapeutic and diagnostic products based on stem cell technology, announced today the promotion of William A. Albright, Jr., to President and COO. L. William McIntosh will leave the management team but continue to advise the Company as a consultant and a member of the Board of Directors.

"Bill McIntosh has been instrumental in building Nexell Therapeutics and has guided our transition into a fully operational cell therapy company over the last three years. Key milestones during his tenure include completing the Baxter immunotherapy business unit and CellPro asset acquisitions, securing FDA approval for the Isolex(R) 300i, and integrating worldwide distribution and sales functions," said Richard L. Dunning, Chairman and CEO of Nexell Therapeutics. "With this phase of our development complete, Bill will pursue other opportunities as we continue our evolution into a highly successful commercial enterprise."

"Since coming to Nexell Therapeutics Bill Albright led the effort to complete a major financing last Fall and has also been intensively engaged on strategic, operational and business development fronts," said Mr. Dunning. "Bill is well suited to provide operational leadership to take the Company to the next level."

Mr. Albright has served as Senior Vice President and Chief Financial Officer of Nexell Therapeutics since joining the Company in 1999. Over the last decade, Mr. Albright held positions as Chief Financial Officer at several biomedical companies including LocalMed, Inc., Connetics Corp., and ChemTrak, Inc. Prior to that, he served as Director, Business Development, Finance and Administration at Genta, Inc. and a Product Manager for medical disposables, at Eli Lilly & Company, IVAC Corp., a pioneer in IV infusion systems. He holds Bachelors and Masters of Biological Science degrees from Stanford University and a Masters of Business Administration from Harvard University.

Nexell Therapeutics Inc.
Located in Irvine, California, Nexell Therapeutics Inc. (Nasdaq:NEXL) is a cell therapy company whose mission is to put the healing power of the cell into the hands of physicians. Nexell is developing and marketing innovative ex vivo cell therapies and in vitro diagnostics for cancer, autoimmune, metabolic and genetic diseases. Nexell's lead product, the Isolex(R) 300i Magnetic Cell Selection System, is the only FDA approved device commercially available for the selection of hematopoietic stem cells and the removal of tumor cells from autologous peripheral blood as a component of aggressive cancer treatment. In addition, Nexell markets the Cytonex(TM) ICC Staining Kit and an extensive line of cell therapy preparation, storage and expansion products including the Cryocyte(TM), SteriCell(R) and Lifecell(R) brands.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The forward-looking statements contained in this release are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are: the timely commencement and success of the Company's clinical trials and other research endeavors, delays in receiving FDA or other regulatory approvals, the development of competing therapies and/or technologies, the terms of any future strategic alliances, the possible need for additional capital, and any additional factors described from time to time in the Company's filings with the SEC.

                                     # # #


--------------------------------------------------------------------------------

NOTE TO INVESTORS AND EDITORS: Nexell Therapeutics Inc. press releases are available on the Internet through www.nexellinc.com and through BusinessWire's web site at http://www.businesswire.com. The releases are also available at no charge through BusinessWire's fax-on-demand service at 800-411-8792.

--------------------------------------------------------------------------------